John W. Hlywak, Jr.  (investors)               Jay Higham  (media)
Senior Vice President & CFO                    Senior Vice President Marketing
IntegraMed America, Inc.                       IntegraMed America, Inc.
(914) 251-4143                                 (914) 251-4127
Web Address: http://www.integramed.com

                    INTEGRAMED REPORTS SECOND QUARTER RESULTS

                               --EPS INCREASES 57%

Purchase, NY, August 1, 2001 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced financial results for the second quarter and first six months ended June 30, 2001.

Revenues for the second quarter of 2001 were approximately $18.3 million, a 35.2% increase from the same period in 2000. The contribution to earnings from operations in the second quarter of 2001 was approximately $2.6 million compared to $2.1 million for the same period in 2000. Net income for the second quarter of 2001 was $406,000 compared to net income of $368,000 for the same period in 2000. Diluted earnings per share for the second quarter of 2001 were $0.12 compared to $0.08 for the same period in 2000.

Revenues for the first six months of 2001 were $34.8 million, a 28.2% increase from the same period in 2000. The contribution to earnings from operations for the first six months of 2001 was approximately $5.0 million compared to $4.0 million for the same period in 2000. Net income for the first six months of 2001 was $765,000 compared to a net income of $658,000 for the same period in 2000. Diluted earnings per share for the first six months of 2000 were $0.22 compared to $0.14 for the same period in 2000.

"Historically, the second quarter is one of our strong quarters in terms of demand for fertility services," said Gerardo Canet, President and CEO of IntegraMed America, Inc. "This year was no different. The core Business Services segment of our Company performed at record levels with same-center revenues growing by 27% during the quarter. In addition, our Pharmacy Services segment experienced 82.4% growth in revenues and 154% growth in contribution in the year to date period."

"During the quarter, we also began enrolling patients in the Shared Risk Refund Program," added Mr. Canet. "Under this innovative financing program, fertility patients pay IntegraMed a fixed fee for up to three attempts at in vitro fertilization at an affiliated fertility center. This program is popular with consumers because it fixes the cost of treatment with the added benefit that a substantial refund is issued in the event that treatment is unsuccessful. The Program is also popular with physicians because it helps to keep patients in treatment longer, which promotes practice building and improved clinical outcomes. During the first quarter of 2001, we concentrated on building the infrastructure to support Shared Risk Refund. We are now actively recruiting patients at approximately half of the Company's affiliated fertility centers."

IntegraMed, based in Purchase, NY, offers products and services to patients, providers, payors and manufacturers focused on the $2 billion infertility industry. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients and, conducts clinical research through IntegraMed Research Institute.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements. Actual results may differ materially from the statements made as a result of various factors including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant management contract(s); profitability at Reproductive Science Centers managed by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission (SEC).

                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (all amounts in thousands, except per share amounts)



                                                              For the              For the
                                                        three-month period    six -month period
                                                           ended June 30,       ended June 30,
                                                       -------------------    -----------------
                                                          2001       2000      2001       2000
                                                        -------    -------    ------    -------
                                                            (unaudited)         (unaudited)

Revenues, net ........................................   $18,287   $13,527   $34,778   $27,135

Cost of services incurred:
   Employee compensation and related expenses ........     7,433     5,370    13,633    10,467
   Direct materials ..................................     3,958     2,680     7,776     5,161
   Occupancy costs ...................................       873       847     1,872     1,660
   Depreciation ......................................       300       345       574       679
   Other expenses ....................................     3,116     2,206     5,969     5,119
                                                         -------   -------   -------   -------
     Total cost of services ..........................    15,680    11,448    29,824    23,086
                                                         -------   -------   -------   -------

Network Sites' contribution ..........................     2,607     2,079     4,954     4,049
                                                         -------   -------   -------   -------

General and administrative expenses ..................     1,880     1,390     3,569     2,739
Amortization of intangible assets ....................       225       214       441       434
Interest expense/(income) ............................        33        68        65       134

Income before income taxes ...........................       469       407       879       742
Provision for income taxes ...........................        63        39       114        84
                                                         -------   -------   -------   -------

Net income (loss) ....................................   $   406   $   368   $   765   $   658
Less: Dividends paid and/or accrued on Preferred Stock        33        33        66        66
                                                         -------   -------   -------   -------
Net income (loss) applicable to Common Stock .........   $   373   $   335   $   699   $   592
                                                         =======   =======   =======   =======

Weighted average shares - basic ......................     2,993     4,163     3,109     4,270
                                                         =======   =======   =======   =======
Weighted average shares - diluted ....................     3,105     4,226     3,150     4,334
                                                         =======   =======   =======   =======

Basic and diluted earnings per share of Common Stock .   $  0.12   $  0.08   $  0.22   $  0.14
                                                         =======   =======   =======   =======

EBITDA ...............................................   $ 1,135   $ 1,152   $ 2,173   $ 2,226
                                                         =======   =======   =======   =======


                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEET
                           (all amounts in thousands)



                                              June 30, 2001    December 31, 2000
                                              -------------    -----------------
                                               (unaudited)

Total current assets.........................    $17,788            $17,817

Total assets.................................     41,668             41,295

Total current liabilities....................     15,246             12,874

Shareholders' equity.........................     24,560             25,987

Total liabilities and shareholders' equity...     41,668             41,295